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                                                     Exhibit (23)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 27, 1995, on the consolidated financial statements of Commonwealth Edison Company and subsidiary companies (Company) as of and for the year ended December 31, 1994 (Report), included in the Company's Current Report on Form 8-K/A-1 dated January 27, 1995, to the inclusion in this Form 10-K of our report dated January 27, 1995, on the supplemental schedule of the Company as of and for the year ended December 31, 1994, and to the incorporation of such reports into the Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); and (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock). We also consent to the application of our Report, incorporated by reference in this Form 10-K, to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the three years ended December 31, 1994, 1993 and 1992 appearing on page 13 of Exhibit 99 of the Company's Current Report on Form 8-K/A-1 dated January 27, 1995.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
March 28, 1995